Exhibit 10.37

AGREEMENT OF MODIFICATION OF

NOTE CONSOLIDATION AND MODIFICATION AGREEMENT

          THIS AGREEMENT OF MODIFICATION OF NOTE CONSOLIDATION AND MODIFICATION AGREEMENT (“Agreement”) dated November 5, 2010 but deemed effective as of October 30, 2010 (the “Effective Date”) made by and between ACADIA TARRYTOWN LLC, a New York limited liability company having an address c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605 (“Borrower”) and ANGLO IRISH BANK CORPORATION LIMITED (f/k/a Anglo Irish Bank Corporation plc) a limited company organized under the laws of the Republic of Ireland, having an address at Stephen Court, 18/21 St. Stephen’s Green, Dublin 2, Ireland (“Lender”)

WITNESSETH:

          A. Borrower is indebted to Lender pursuant to the terms of a Note Consolidation and Modification Agreement dated as of October 30, 2007 in the original principal sum of $9,800,000.00 (the “Loan”) from Borrower in favor of Lender (the “Note”).

          B. Borrower’s obligations to Lender under the Note are secured by, inter alia, a Mortgage Consolidation and Modification Agreement dated as of October 30, 2007 made by Borrower in favor of Lender (the “Mortgage”) encumbering that certain property located at 124-134 Wildey Street, Greenburgh, New York (the “Mortgaged Property”). The Mortgage, the Note and all other documents executed by Borrower or Guarantor in connection therewith are hereinafter collectively referred to as the “Loan Documents”. Capitalized terms not defined herein shall have the respective meanings ascribed thereto in the Note.

          C. Borrower desires to exercise the first Extension Option to extend the Maturity Date of the Note to the First Extended Maturity Date and in connection therewith, Borrower and Lender wish to document the terms of such extension and modify other terms of the Note as more fully set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Extension of Maturity Date. Borrower and Lender acknowledge and agree that the term of the Loan is hereby extended to the First Extended Maturity Date, or October 30, 2011. Borrower represents and warrants that the conditions to such Extension Option (as set forth in clauses (a) through and including (g) of Paragraph 6 of the Note) have been satisfied, to wit:

a.	As of the Effective Date, no default under the Loan Documents exists beyond any applicable notice and grace period;

b.	As of the Effective Date (subject to the Prepayment, as defined in and required by Paragraph 2 below), the Loan to Value Ratio, as based on the value of the Mortgaged Property set forth in that certain MAI appraisal prepared by Cushman & Wakefield dated October 28, 2010 delivered to Lender, is no greater than seventy percent (70%);

c.

As of the Effective Date, based on the twelve (12) month pro-forma management statement submitted by Borrower to Lender on August 25, 2010 for the period from July 1, 2010 to June 30, 2011, the Mortgaged Property has achieved a Debt Service Coverage Ratio of 1.30 as of the most recent Calculation Date immediately preceding the Effective Date;

d.	Borrower has delivered the First Extension Notice in a timely manner (which First Extension Notice was dated September 13, 2010);

e.

As of the Effective Date, at least eighty-five percent (85%) of the Mortgaged Property is subject to satisfactory bona-fide third party leases, based on the certified rent roll Borrower has delivered to Lender dated October 18, 2010;

f.	Borrower has duly executed this Agreement and any other documents that Lender reasonably requires in connection with documenting the Extension Option; and

g.

Borrower has herewith paid to Lender the sum of $20,650.00 as the extension fee equal to 0.25% of the outstanding principal balance of the Loan as of the Effective Date (as set forth in Paragraph 2 below) and shall pay all of the costs and expenses reasonably incurred by Lender.

          2. Prepayment. Notwithstanding anything to the contrary set forth in Paragraph 4 of the Note or elsewhere in the Note, Borrower and Lender acknowledge and agree that Borrower may prepay the Note in part. Accordingly, Borrower has made a prepayment to Lender in the amount of $1,372,885.00 (the “Prepayment”) which Prepayment shall be applied as of the Effective Date, resulting in an outstanding principal balance under the Note of $8,260,000.00. No Prepayment Premium is due in connection with the Prepayment.

          3. Definition Deemed Interest Rate. Borrower and Lender acknowledge and agree that the definition of “Deemed Interest Rate” set forth in Paragraph 3(i) of the Note is hereby deleted and replaced in its entirety with the following:

“(i) “Deemed Interest Rate” shall mean (i) with respect to any portion of the Loan which is subject to Hedging Obligations, the actual rate of interest payable under the applicable Hedging Contract, and (ii) with respect to any portion of the Loan which is not subject to Hedging Obligations, the greater of (a) the Applicable Interest Rate then in effect and (b) seven percent (7.00%) per annum.

          4. No further obligation to advance. Borrower and Lender hereby acknowledge and agree that the TI/LC Reserve described in Paragraph 27 of the Note has not been advanced and hereafter shall not be available to be advanced by Lender to Borrower. Accordingly, Paragraph 27 of the Note is hereby deleted in its entirety. Lender shall have no further obligation to advance any loan proceeds and the outstanding principal balance as of the Effective Date (applying the Prepayment) shall be as set forth in Paragraph 2 herein.

          5. Ratification. Borrower hereby ratifies and reaffirms its obligations under the Note, as modified hereby, and the Loan Documents, and represents and warrants to Lender that the Loan Documents are valid, binding and in full force and effect and nothing herein contained shall be construed to impair the security or affect the first priority of the lien of the Mortgage, nor impair any rights or powers which Lender or its successors may have for nonperformance of any term of any of the Loan Documents. Borrower has no existing claims or causes of action against Lender relating to or arising out of the Loan, and the Loan Documents and there are no offsets or defenses by Borrower to the payment of any amounts required to be paid by Borrower under the Loan Documents, or otherwise to the enforcement by Lender of the Loan Documents, as modified hereby.

          6. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the successors, assigns, heirs, distributees, executors, administrators and legal representatives of the parties hereto.

          7. No Waiver. No failure by Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

          8. Severability. The terms and provisions of this Agreement are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, such determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Agreement in any jurisdiction.

          9. Miscellaneous. This Agreement represents the entire understanding and agreement of the parties with respect to the subject matter hereof. The parties acknowledge and agree that that if the terms and provisions of the Note in any way conflict with the terms and provisions contained in this Agreement, the terms and provisions herein contained shall prevail. No representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party that are not set forth expressly in this Agreement. This Agreement may not be amended, modified or supplemented at any time whatsoever unless such amendment, modification or supplement is reduced to writing and executed by all parties hereto. This Agreement shall be governed by the laws of the State of New York. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

          10. Consent. Guarantor hereby expressly consents to the execution and delivery of this Agreement by Borrower and ratifies and confirms Guarantor’s obligations to Lender under the Non-Recourse Carve Out Guaranty Agreement dated as of October 30, 2007 and Environmental Indemnity Agreement dated as of October 30, 2007. Guarantor has no existing claims or causes of action against Lender relating to or arising out of the Loan, and the Loan Documents and there are no offsets or defenses by Guarantor to the payment of any amounts required to be paid by Guarantor under the Loan Documents, or otherwise to the enforcement by Lender of the Loan Documents, as modified hereby.

          11. Assignability. Notwithstanding anything to the contrary contained in the Note or any of the Loan Documents, Borrower hereby acknowledges and agrees that Lender may assign, negotiate, pledge, sell or otherwise grant participations in the Loan to (a) any commercial bank, savings and loan association, savings bank, lending institution, fund, equity group, real estate investment trust or other similar Person (i) organized under the laws of the United States, or any State thereof or the District of Columbia; (ii) organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the central bank of any country which is a member of the OECD, and/or (b) any institution, organization or any other type of Person organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, for the purpose of acquiring financial assets of commercial banks, savings and loan associations, savings banks, or other lending institutions organized under any of the criteria described in clauses (a) (i) or (ii) above. Except as provided for above, the remaining provisions of the Loan Documents regarding assignment and participations shall remain in effect. Lender may at any time pledge all or any portion of its interest and rights under the Loan Documents (including all or any portion of the Note, as modified hereby) to (i) any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341, or (ii) any central bank or similar banking entity organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

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                    WHEREFORE, the parties hereto have duly executed this Agreement as of the Effective Date.

BORROWER:

ACADIA TARRYTOWN LLC, a New York limited liability company

By:	/s/ Robert Masters

Name: Robert Masters
Title: Senior Vice President

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LENDER:

ANGLO IRISH BANK CORPORATION LIMITED

By:	/s/ Brendan Farrell

Name: Brendan Farrell
Title: Director

By:	/s/ Lorcan McCluskey

Name: Lorcan McCluskey
Title: Associate Director

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AGREED AS TO PARAGRAPH 10 AND CONSENTED TO:

GUARANTOR:

ACADIA STRATEGIC OPPORTUNITY FUND, LP,
a Delaware limited partnership

By:	Acadia Realty Acquisition I, LLC, its general partner

	By:	Acadia Realty Limited Partnership, its sole member

		By:	Acadia Realty Trust, its general partner

			By:	/s/ Robert Masters

Name: Robert Masters
Title: Senior Vice President